SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported). August 24, 2001.

                               ---------------

                              INNOVO GROUP INC.

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             (Exact name of registrant as specified in its charter)



        Delaware                        5199                      11-2928178
    -------------------------------------------------------------------------
(State or other Jurisdiction   (Primary Standard Industrial    (IRS Employer
     of incorporation)          Classification Code Number)Identification No.)



                        2633 Kingston Pike, Suite 100
                           Knoxville, TN  37919

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               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (865) 546-1110

                                   N/A

    ------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



Item 2.   Acquisition or Disposition of Assets

On August 24, 2001, Innovo Group Inc. (the "Company" or "Innovo") through its newly formed subsidiary Innovo Apparel Inc. ("IAI") completed the first phase of a two phase acquisition of Azteca Production International, Inc.'s ("Azteca") knit apparel division ("Knit Division"). Pursuant to the terms of the first phase closing, the Company has purchased the Knit Division's customer lists, the right to manufacture and market all of the Knit Division's current products and entered into certain non-compete and non-solicitation agreements and other intangible assets associated with the Knit Division ("Phase I Assets"). As consideration for the Phase I Assets, the Company has issued to Azteca, 700,000 shares of Company common stock and promissory notes in the amount of $3.6 million.

The second phase of the acquisition calls for the Company to purchase for cash the inventory of the Knit Division as of October 31, 2001, with the consideration not exceed $3 million. The second phase of the transaction is scheduled to close upon the completion of the October 31, 2001 physical inventory count and customary closing conditions.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The financial statements and pro forma financial information required to be filed pursuant to 7(a) and 7(b) are not included in this report but will be filed by amendment as soon as it is available but no later than November 9, 2001.

(c)  Exhibit No. 2.1

Asset Purchase Agreement, dated August 16, 2001, by an among Innovo Group Inc., Innovo Apparel Inc. and Azteca production International Inc.



                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          INNOVO GROUP INC.

Dated: September 10, 2001
       ------------------                 By: /s/ Jay Furrow
                                              --------------
                                              Jay Furrow
                                              President and Acting Chief
                                              Financial Officer




Exhibit 2.1

                                 ASSET

                           PURCHASE AGREEMENT

                       dated as of August 16, 2001

                              by and among

                            INNOVO GROUP INC.,

                           INNOVO APPAREL, INC.

                                  and

                  AZTECA PRODUCTION INTERNATIONAL, INC.




This agreement (together with the Schedules and Exhibits hereto, the "Agreement"), dated as of August 16, 2001, is made by and between Innovo Group Inc., a Delaware corporation ("Parent"), Innovo Apparel, Inc., a newly formed California corporation and wholly owned subsidiary of Parent ("Purchaser"), and Azteca Production International, Inc., a California corporation ("Seller"). Except as otherwise specified, the capitalized terms used herein are defined in Exhibit A attached hereto and incorporated herein by reference.

WHEREAS, the Seller, through its knits division, is engaged in the business of designing, manufacturing, and wholesaling men's and women's knit apparel products (the "Knits Business");

WHEREAS, pursuant to a two phase transaction, the Purchaser desires to purchase the Acquired Assets and the Seller desires to sell the Acquired Assets, on and subject to the terms set forth in this Agreement; and

WHEREAS, the Purchaser desires to employ certain individuals who are currently employed by the Seller's in its Knits Business.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                ARTICLE I

SALE OF THE ACQUIRED ASSETS; CLOSING

Section 1.1.	PURCHASE AND SALE OF THE ACQUIRED ASSETS.

(a) Upon Closing, subject to the terms set forth in this Agreement, the Seller shall sell, convey, transfer, assign and deliver to Purchaser and its successors forever, and Purchaser shall purchase and acquire from the Seller free and clear of all Encumbrances other than Permitted Encumbrances (as defined in Section 3.4 hereof), (i) all of the Phase I Assets for the purchase price specified in Section 1.1(b) hereof, and (ii) all of the Phase II Assets for the purchase price specified in Section 1.1 (c) hereof.

(b) The purchase price for the Phase I Assets (the "PI Purchase Price") shallconsist of (i) 700,000 shares ("Consideration Shares") of the common stock of the Parent, par value $.10 per share (the "Common Stock"), (ii) a promissorynote made by the Purchaser in the amount of $2.6 million (the "Purchase NoteI") in the form attached hereto as Exhibit 1.1(b)(1) and (iii) a promissory note made by the Purchaser in the amount of $1 million (the "Purchase NoteII) in the form attached hereto as Exhibit 1.1(b)(2).

(c) The purchase price for the Phase II Assets (the "PII Purchase Price") shall equal the historic cost (not to exceed $6.6 million) of the existing inventory of the Seller's Knits Business as shall be determined by a physical inventory count as of the Phase II Closing Date minus Three Million Six Hundred Thousand Dollars and no/100 ($3,600,000.00).

Section 1.2.	CLOSING.

(a) Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Phase I Assets ("PI Closing") shall take place at a mutually agreeable location in Los Angeles, CA on (i) the date which is the earlier of September 30, 2001 or the fifth Business Day after the conditionsto the Closing set forth in Sections 6.1 (a), (b) and (d) and 6.2 (a) and (b)hereof are satisfied, or (iii) such other date and at such other time or place as may be mutually agreed upon by the parties hereto (the "PI Closing Date").

(b) Subject to the terms and conditions of this Agreement, the Phase II closing ("PII Closing") shall occur as soon as possible following satisfaction of the conditions necessary to the PII Closing set forth in Sections 6.1 (a),
(b), (d), and (e) and Sections 6.2 (a) and (b), subject, however, to the right of any party hereto to terminate the PII Closing if the PII Closing does not occur by November 30, 2001 ("PII Closing Date").

(c) In addition to the other actions required at the Closing pursuant to this Agreement, Seller shall convey and deliver to Purchaser the following: (i) duly executed bills of sale and instruments of assignment, in forms reasonably satisfactory to Purchaser, to evidence the transfer by Seller to Purchaser of the Acquired Assets; (ii) consents to transfer or assign all Contracts that require consents for transfer or assignment, as set forth on Schedule 6.1(b) hereto; (iii) certified board and shareholder resolutions evidencing the authority of the Purchaser and the Seller to consummate the transactions contemplated by this Agreement; (iv) all such other documents and instruments of conveyance as shall, in the reasonable opinion of the parties hereto, be necessary to transfer to Purchaser the Acquired Assets in accordance herewith and, where necessary or desirable, in recordable form; (v) if not previously delivered to Purchaser, all the documents required hereunder pursuant to Section6.1(c), or as may be reasonably requested by Purchaser in connection herewith.

Section 1.3.	PAYMENT.

(a) Subject to the terms of this Agreement, at the PI Closing, Purchaser shall deliver to Seller (i) a duly executed stock certificate evidencing the issuance to the Seller of 700,000 shares of Common Stock with the legend referred to in
Section 1.4 hereof or an irrevocable transfer instruction to the Parent's transfer agent instructing the agent to issue the Consideration Shares to Seller, and (ii) the Purchase Note I and Purchase Note II.

(b) The Purchase Note I shall be payable by Purchaser to Seller, shall have a 5-year term, shall bear interest at the rate of 8% per annum and shall be payable in equal monthly installments of principal and accrued interest. In the event the Purchaser's available funds are determined, from time to time, in the reasonable discretion of the management of Purchaser, to be insufficient to meet the needs of its business, then the Purchaser may elect to defer the payment of principal due under the Purchase Note I for as many as six months in any one year (but no more than three consecutive months) and as many as eighteen months, in aggregate,over the term of the Purchase Note I. The term of the Purchase Note I shall automatically be extended by one month for each month the Purchaser defers the payment of principal under the Purchase Note I, and interest shall accrue accordingly. At the election of Seller, the balance on the Purchase Note I may be reduced as an offset against monies payable by the Seller or its Affiliates to the Parent for the exercise of issued and outstanding stock warrants of the Parent that are owned by Seller or its Affiliates prior to the PI Closing Date.

(c) The Purchase Note II shall be payable by Purchaser to Seller, shall have a 5-year term, shall bear interest at the rate of 8% per annum and shall be payable in equal monthly installments of principal and accrued interest. In the event the Purchaser's available funds are determined, from time to time, in the reasonable discretion of the management of Purchaser, to be insufficient to meet the needs of its business, then the Purchaser may elect to defer the payment of principal due under the Purchase Note II for as many as six months in any one year (but no more than three consecutive months) and as many as eighteen months, in aggregate, over the term of the Purchase Note II. The term of the Purchase Note II shall automatically be extended by one month for each month the Purchaser defers the payment of principal under the Purchase Note II, and interest shall accrue accordingly. At the election of Seller, the balance on the Purchase Note II may be reduced as an offset against monies payable by the Seller or its Affiliates to the Parent for the exercise of issued and outstanding stock warrants of the Parent that are owned by Seller or its Affiliates prior to the PI Closing Date.

(d) Subject to the terms of this Agreement, at the PII Closing Purchaser shall deliver to Seller the PII Purchase Price.

Section 1.4.	STOCK LEGEND, TRANSFER.

(a) The Seller acknowledges and agrees that the Common Stock acquired by Seller pursuant to this Agreement may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, and that Seller will not directly or indirectly offer or sell any of such Common Stock, other than in compliance with the Securities Act of 1933 and all other applicable state or foreign securities Laws. In addition, without the prior written consent of Parent, the Seller shall not, except as contemplated by Section 7.1(a), directly or indirectly, offer, sell, solicit an offer to buy, make any short-sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer any such shares of Common Stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of such Common Stock (including, without limitation, by way of equity swap, hedging, or any other form of derivative transaction) (any of the foregoing, a "Transfer"), in each case for a period of twenty-four (24) months from the PI Closing Date; PROVIDED, HOWEVER, that (i) Seller may Transfer any of such shares of Common Stock as a bona fide gift to any person who, at or prior to the time of such Transfer, has executed and delivered to Parent an agreement to by bound by the same restrictions on Transfer as applies to Seller. Parent may, with respect to any such shares, cause its transfer agent to note, during the above period, stop transfer instructions with respect to such shares. Notwithstanding the foregoing, Transfer restrictions shall be removed at such time as the Phase
II Assets, in their entirety, are no longer being carried on the Purchaser's books at any time prior to the conclusion of the 24 month period following the Phase I Closing Date.

(b) Seller agrees that the Common Stock delivered pursuant to this Agreement will contain the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES
ACT OF 1933, AS AMENDED, ANY SUCESSOR LAW, THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION WITHIN THE UNITED STATES AND ITS TERRITORIES, POSSESSIONS
OR THE SECURITIES LAWS OF ANY FOREIGN JURISDICTION.  THESE SECURITIES MAY NOT
BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN OPINION OF
COUNSEL REASONABLY SATISFACTORY TO INNOVO GROUP INC. IS RECEIVED STATING THAT SUCH TRANSACTION IS NOT SUBJECT TO THE REGISTRATION AND/OR PROSPECTUS DELIVERY REQUIREMENTS OF ANY SUCH JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT INNOVO GROUP INC. MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY SECTION 4(2) THEREUNDER.

Section 1.5.	CONSENT OF THIRD PARTIES.

Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Acquired Assets or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third Person, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Purchaser thereunder. The Seller will use its reasonable best efforts to obtain the consent of any such Person for the assignment to Purchaser of any such contract or permit. If such consent is not obtained prior to Closing, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Seller thereunder so that Purchaser would not in fact receive all such rights, then Seller and Purchaser agree to cooperate in devising and implementing a mutually satisfactory arrangement under which Purchaser would obtain substantially all of the benefits from and after the Closing Date in accordance with this Agreement.

Section 1.6.	ALLOCATION OF CONSIDERATION.

Purchaser and Seller shall, with the assistance of their independent auditors, use their reasonable best efforts to agree on the allocation of the Purchase Price among the Acquired Assets using the purchase accounting method in accordance with generally accepted accounting principals consistently applied. If the parties hereto fail to agree to such allocation, the allocation shall be determined by an appraisal firm selected by Purchaser and acceptable to Seller; with each of Seller and Purchaser to share the fees and expenses of such appraisal firm equally. The parties hereto covenant and agree that the allocation of the PI Purchase Price and the PII Purchase Price as agreed upon by the parties or determined by the appraisal firm (the "Allocation") shall be conclusive and final for all purposes under this Agreement. Purchaser and Seller shall each report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement (which for purposes of this Agreement includes any other instruments or documents contemplated hereby) in a manner consistent with the Allocation. Purchaser and seller agree to cooperate in the preparation and filing of Form 8594 under
Section 1060 of the Code (or any successor form or successor provision of any future tax law, or any comparable provisions of state or local tax law) for filing with their respective federal, state and local income tax returns for the taxable year that includes the PI Closing Date and the PII Closing Date. Should the final Allocation to the PII Assets recorded on Purchaser's books and records reflect a value for such assets that is less than the PII
Purchase Price, then any remaining balance of the Purchase Note II shall be reduced by the amount by which the PII Purchase Price exceeds the such value.

                                ARTICLE II

HIRING OF SELLER'S EMPLOYEES

Section 2.1.	EMPLOYEES.

As of the PI Closing, Purchaser shall have, at its discretion, the right to hire any of Seller's employees whose primary duties as of the date of this Agreement are in connection with the Knits Business. Any such employees hired by Purchaser shall be employed in accordance with the terms set forth in Schedule 2.1 hereto. Seller shall have the right to retain any such employees not hired by Purchaser.

                               ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 3.1.	AUTHORIZATION; INCORPORATION; ETC.

(a) Seller has full requisite power and authority (corporate and otherwise) to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Seller, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other instruments and documents contemplated hereby. The execution, delivery and performance by the Seller of this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by the Seller, and the consummation by the Seller of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with or result in the breach of any provision of the Articles of incorporation or by-laws of the Seller, (ii) except as set forth on Schedule 3.1(a) hereto, (whether after the giving of notice or lapse of time or both) violate or conflict with any provision of, or result in the modification, cancellation, termination or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon the Seller or the Acquired Assets pursuant to any agreement or contract by which the Seller or the Acquired Assets is bound, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect, or (iii) violate or conflict with any Law applicable to the Seller or the Acquired Assets to which the Seller is subject, or by which the Knits Business or any of the Acquired Assets may be bound or affected, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect. This Agreement has been, and the other instruments and documents contemplated hereby to be executed and delivered by the Seller at the Phase I Closing and the Phase II Closing will, at such closings, have been, duly executed and delivered by the Seller, and constitute (or will constitute at such closings, as applicable) legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

(b) The Seller (i) is a corporation duly incorporated, validly existing and in good standing under the Laws of California, (ii) has all requisite corporate power and authority to own the Acquired Assets and to operate the Knits Business as it is now being operated, (iii) is in good standing and is duly qualified to transact business in each jurisdiction in which the Seller's ownership or use of the Acquired Assets or the operation of the Knits Business requires it to be so qualified, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

Section 3.2.	ABSENCE OF LITIGATION.

There is no Action pending or, to the Knowledge of the Seller, Threatened against the Seller, at law or in equity, before or by any court, arbitrator, panel or other Government Authority that would have a Material Adverse Effect. There is not pending against the Seller any Action (i) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement,
(ii) seeking to prohibit or limit the ownership or operation by Purchaser of any portion of the Acquired Assets, or (iii) which otherwise could reasonably expected to have a Material Adverse Effect.

Section 3.3.	COMPLIANCE WITH LAWS, PERMITS, CONSENTS.

(a) The Seller is in compliance with all applicable Laws, except for such non-compliance as would not reasonably be likely to have a Material Adverse Effect.

(b) The Seller owns, or has full rights under, all franchises, licenses, permits, consents, approvals and authorizations of any Government Authority which are necessary for the conduct of the Knits Business as currently conducted. Seller is in compliance with all of its obligations with respect to the Knits Business, and no event has occurred and no action has been Threatened which permits, or upon the giving of notice or lapse of time or otherwise would permit, revocation or early termination of any of the foregoing, with such exceptions as do not individually or in the aggregate have a Material Adverse Effect.

(c) Except as set forth in Schedule 3.3(c) hereto, no filing, consent, waiver, approval or authorization of any Government Authority or of any third party is required to be made or obtained on the part of the Seller in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

Section 3.4.	ACQUIRED ASSETS, TITLE.

The Seller has good and marketable title to, or holds pursuant to valid and existing licenses, all of the Acquired Assets free and clear of Encumbrances, except for (a) liens for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty, or (b) such minor imperfections in title as do not detract in any material respect from the value or utility of the subject property in the operation of the Knits Business (collectively, "Permitted Encumbrances"). At the closings, the Seller will convey to Purchaser good and marketable title to all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

Section 3.5.	LABOR, EMPLOYEE BENEFITS.

(a) Schedule 3.5(a) hereto sets forth a complete and correct list of the name, job title, base salary or wage rate and bonus entitlement of each of the seller's current Employees and whether or not each such Employee is actively at work and, if not, the reason that such Employee is not actively at work.

(b) With respect to the Employees, Schedule 3.5(b) hereto sets forth a complete and correct list of (i) each "employee benefit plan" within the meaning of
Section 3(3) of ERISA, (ii) each other employee benefit plan, arrangement or policy, including without limitation, any stock option, stock purchase, stock award, deferred compensation, profit sharing, incentive compensation, bonus, health, life insurance, cafeteria, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance pay, employee loan, educational assistance plan, policy or arrangement, and (iii) any employment, indemnification, consulting or severance agreement, whether or not written, which, in the case of clauses (i),
(ii) or (iii), is sponsored or maintained by the Seller , or to which the Seller contributes or is required to contribute on behalf of current or former Employees, directors or consultants of the Seller or their beneficiaries or dependents ("Benefit Plans").

(c) Prior to the date of this Agreement, the Seller has delivered to Purchaser complete and correct copies of (i) with respect to each Benefit Plan, (Ai) the plan document, including any amendments (or a written description of any unwritten plan) and (B) any summary plan description; and (ii) any employee handbook, administrative or personnel manual applicable to the Employees.

(d) There is currently no audit or investigation by any Government Authority or any claim (other than routine claims for benefits in the ordinary course), action, suit or proceeding against or involving any Benefit Plan.

(e) Each Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any other similar Law providing for continuation coverage.

(f) No event has occurred, no condition exists and no action is Threatened with respect to any Benefit Plan which could subject Purchaser, or any of its officers, directors, employees, agents or Affiliates, directly or indirectly to any tax, penalty, fine or other liability.

(g) All contributions and premium payments required to have been paid under or with respect to any Benefit Plan have been paid.

(h) No Employees are represented by a union or other labor organization or association, and to the Knowledge of the Seller, no such organizing efforts are now being conducted or are Threatened with respect to the Employees.
The Seller has not, at any time during the preceding three years, had a strike, work stoppage or work slowdown, nor, to the Knowledge of the Seller, is any such action threatened. The Seller is not involved in nor, to the Knowledge of the Seller, Threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the Employees.

Section 3.6.	NO BROKERAGE.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this transaction or the transactions contemplated hereby or thereby based upon any agreements, written or oral, made by or on behalf of the Seller.

Section 3.7.	ACCESS TO INFORMATION.

Senior management of the Seller (i) have had an opportunity to discuss Parent's business, management and financial affairs with Parent's management and to conduct a complete business, legal and technical due diligence to their satisfaction, and (ii) have sufficient knowledge and experience in investing in companies similar to Parent's so as to be able to evaluate the risks and merits of an investment in Purchaser.

Section 3.8.	SECURITIES ACT OF 1933 MATTERS.

The Seller is acquiring the Common Stock under this Agreement for its own account and not with a view to any distribution thereof in violation of the Securities Act of 1933 or any state securities Laws. The Seller acknowledges and agrees that the Consideration Shares acquired by it pursuant to this Agreement have not been and will not be registered under the Securities Act of 1933 (or any state or foreign securities Laws), except to the extent such registration may be effected pursuant to Article VII hereof, and may not be reoffered, sold, assigned, transferred, pledged, encumbered, or otherwise disposed of in the absence of such registration or unless an opinion of counsel reasonably satisfactory to Purchaser is received stating that such transaction is not subject to the registration and/or prospectus delivery requirements of any applicable jurisdiction.

Section 3.9.	TAXES.

(a) There are no material actions or suits now pending or Threatened, nor, to the Knowledge of the Seller, except as set forth on Schedule 3.9, are there any material actions, suits, proceedings, investigations or claims pending or Threatened against the Seller, nor are there any pending audits by, the IRS or other Government Authority relating to any Taxes or assessments, or any claims or deficiencies asserted with respect thereto, that could result in a lien on the Acquired Assets.

(b) The Seller has complied with all applicable Laws, rules and regulations with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from the Employees wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(c) The Seller is not a foreign person subject to withholding under Section 1445 of the Code and the regulations promulgated thereunder.

Section 3.10  	OMITTED

Section 3.11	FULL DISCLOSURE.

The Seller is not aware of any facts pertaining to the Seller or the Knits Business which could reasonably be expected to have a Material Adverse Effect and which have not been disclosed in this Agreement, the Schedules hereto or the Financial Statements.

Section 3.12	FINANCIALS.

The financial income statement attached as Exhibit 3.12 fairly represents the last fiscal year performance of the Knits Business, including historical expenses and expected future sales.




                               ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent, for itself and for Purchaser, and Purchaser for itself alone, hereby each represents and warrants to and for the benefit of the Seller as follows:

Section 4.1	INCORPORATION, AUTHORIZATION.

(a) Each of Purchaser and Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California and the Laws of the State of Delaware, respectively. Purchaser and Parent have all requisite corporate power and authority to own their properties and assets and to carry on their businesses as such are now being conducted.

(b) Each of Purchaser and Parent has full power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the other instruments and documents contemplated hereby to be executed by Purchaser and/or Parent and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Purchaser and Parent of this Agreement and the other instruments and documents contemplated hereby to be executed by Purchaser and/or Parent have been duly authorized by all necessary action (corporate or otherwise) on the part of Purchaser and/or Parent (as the case may be). This Agreement has been, and the other instruments and documents contemplated hereby to be executed by Purchaser or Parent at the Phase I Closing and Phase II Closing will, at such closings, have been duly executed and delivered by Purchaser and/or Parent, as the case may be. This Agreement constitutes, and each other instrument and document contemplated hereby to be executed by Purchaser or Parent at the Phase I
Closing and Phase II Closing will, at such closings, constitute, legal, valid and binding obligations of Purchaser and/or Parent (as the case may be) enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable Laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization or affecting creditors' rights generally and except to the extent that injunctive or other equitable relief is within the discretion of a court.

(c) The execution, delivery and performance by Purchaser and Parent of this Agreement, and the other documents contemplated by this Agreement to which Purchaser and/or Parent is a party, and the consummation by Purchaser and Parent of the transactions contemplated hereby and thereby, do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Purchaser and/or Parent or (ii) violate or conflict with any Law applicable to Purchaser and/or Parent or any other restriction of any kind or character to which Purchaser or Parent is subject, except as would not individually or in the aggregate have a material adverse effect on the ability of Purchaser or Parent to perform its obligations under this Agreement.

(d) The Parent represents and warrants that the shares of Common Stock to be delivered to the Seller in accordance with this Agreement have been duly authorized by Purchaser and, when so delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued by Parent, will be fully paid and non-assessable, and will not have been issued in violation of any preemptive rights or, assuming that the Seller is not in breach of the representations and warranties contained in Sections 3.7 and
3.8 hereof, of any U.S. federal or state securities Laws.

Section 4.2.	CONSENTS, ETC.

No filing, consent, waiver, approval or authorization of any Government Authority or of any third party on the part of Purchaser and/or Parent is required to be obtained or made by Purchaser and/or Parent in connection with the execution, delivery and performance by Purchaser and/or Parent of this Agreement or the other documents contemplated by this Agreement to which Purchaser and/or Parent is a party or the consummation by Purchaser and/or Parent of any of the transactions contemplated hereby or thereby, other than those filings required by the NASDAQ Stock Market, the Securities Exchange Act of 1934 (including any Form 8-K), the Securities Act of 1933 and such other filings, consents, waivers, approvals or authorizations as do not individually or in the aggregate have a material adverse effect on the ability of Purchaser and/or Parent to perform its obligations under this Agreement.

Section 4.3.	SEC DOCUMENTS.

The Parent has made available to the Seller a true and complete copy of (a) Parent's annual report on Form 10-K for fiscal year ended November 30, 2000,
(b) all of Parent's current reports on Form 8-K filed since November 30, 2000,
(c) Parent's definitive proxy statement filed October 19, 2000, and (d) Parent's quarterly reports on Form 10-Q for the quarters ended March 3, 2001 and July 2, 2001, (collectively, the "SEC Documents"). The Parent represents and warrants that the SEC Documents were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder. The Parent further represents and warrants that as of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.4.	BROKERS, FINDERS, ETC.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the other documents contemplated by this Agreement or the transactions contemplated hereby and thereby based upon any agreements, written or oral, made by or on behalf of Parent or any of its Affiliates (including Purchaser)or by or on behalf of any director, officer, employee, agent or Parent or any of its Affiliates.

Section 4.5	ABSENCE OF LITIGATION.

There is no Action pending or, to the Knowledge of the Parent or Purchaser, Threatened against the Parent or Purchaser, at law or in equity, before or by any court, arbitrator, panel or other Government Authority that would prevent Parent and/or Purchaser from fulfilling its obligations under this Agreement. Neither Parent or Purchaser are currently operating under or subject to any order, award, stipulation, judgment, writ, decree, determination or injunction of any arbitrator or Government Authority. there is not pending against the Parent and/or Purchaser an Action (a) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, (b) seeking to prohibit or limit the ownership or operation by Parent and/or Purchaser of any portion of the acquired Assets, or (c) which could otherwise reasonably be expected to prevent performance of Parent's and/or Purchaser's obligations hereunder.

                                      ARTICLE V

                                      COVENANTS

Section 5.1.  CONDUCT OF BUSINESS.

Except as otherwise specifically permitted by this Agreement or with the prior written consent of Parent, from and after the date of this Agreement and until the PI Closing Date and PII Closing Date, the Seller agrees that:

(a) the Seller shall conduct the Knits Business as currently conducted and only in the ordinary course of business consistent with past practice;

(b) the Seller shall use its reasonable best efforts to preserve the Knits Business organization intact, to keep available to Purchaser the services of the Employees, to preserve for Purchaser the goodwill of the suppliers, distributors, customers and others having business relationships with the Knits Business and to continue in full force and effect without material modification any existing policies or binders of insurance currently maintained by the Seller applicable to the Knits Business;

(c) the Seller shall promptly inform Parent in writing of any specific event or circumstance of which it has Knowledge, or of which it receives notice, that has or is reasonably likely to have, individually or in the aggregate, taken together with the other events or circumstances, a Material Adverse Effect;

(d) the Seller shall not:

(i) change or modify in any material respect existing inventory management;

(ii) enter into any contract or commitment, waive any right or enter into any other transaction which is reasonably likely to have a Material Adverse Effect;

(iii) mortgage, pledge or subject to any Encumbrance (other than Permitted Encumbrances) any of the Acquired Assets;

(iv) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any Employee (except, for regularly scheduled merit increases in the ordinary course of business consistent with past practice);

(v) sell, lease or otherwise transfer any assets necessary in, or otherwise material to the conduct of, the Knits Business, which would otherwise constitute Acquired Assets;

(vi) change the Seller's method of accounting or keeping its books of account or accounting practices for the Knits Business, except as required by GAAP;

(vii) engage in any practice or take or omit to take any action which if taken or omitted prior to the date hereof would constitute or result in a breach of any representations or warranties of the Seller contained herein; or

(viii) enter into any Contract which would constitute an Acquired Asset which together with all other Contracts entered into after the date hereof could result in annual liability to Purchaser in excess of $30,000 in the aggregate under all such Contracts.

Section 5.2.	FURTHER ASSURANCES.

Each party hereto covenants from the date of this Agreement to the PI Closing Date and the PII Closing Date (and subject to the other terms of this Agreement):

(a) to cooperate with each other in determining whether filings are required to be made with or consents required to be obtained from any Government Authority in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to terminate or shorten any waiting periods and to obtain timely any such consents (each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action);

(b) to keep the other parties informed in all material respects of any material communications received by such party from, or given by such party to, any Government Authority and to consult with the other parties in advance of any meeting or conference with any Government Authority;

(c) to use reasonable best efforts and cooperate with the other parties hereto to obtain all consents required from third Persons, whose consent or approval is required pursuant to any Contract or otherwise to consummate the transactions contemplated hereby; and

(d) without limiting the specific obligations of any party hereto under any covenant or agreement hereunder, to use reasonable best efforts to take all action and do all things necessary in order to promptly consummate the transactions contemplated hereby, including, without limitation, satisfaction, but not waiver, of the Closing conditions set forth in Article VI.

Section 5.3.	PUBLIC ANNOUNCEMENTS.

Except as required by Law, neither the Seller, the Parent nor the Purchaser shall issue, or permit any of their agents or Affiliates to issue, any press releases or otherwise make, or permit any of their respective agents or Affiliates to make any public or other statements, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party.


Section 5.4.	COVENANT NOT TO COMPETE, NON-SOLICITATION.

(a) For a period of 24 months beginning on the PI Closing Date, neither of the Seller nor its Affiliates shall, directly or indirectly within the Territory, engage (whether as owner, operator, shareholder, manager, consultant or employee) in any knit apparel business competitive with the Knits Business
(a "Competing Business"). For the purposes of the foregoing, no Affiliate shall be in breach of this Section 5.4 by reason of his or her beneficial ownership, together with that of the other Affiliates, of less than 5% of the voting capital stock of a Competing Business if (i) such Competing Business is publicly traded, (ii) if the beneficial ownership in such Competing Business is existing at the time of the PI Closing, or (ii) if such Affiliate, together with the other Affiliates, does not control the operation or management of such Competing Business. The non-competition covenants in this Agreement shall be deemed to apply to each State, each county within each State, and each other geographic area within the Territory separately, not collectively, and shall be severable as to each such State, county or other geographic area to the extent permitted by applicable Law. It is the desire and intent of the parties that the provisions of this Section 5.4 shall be enforced to the fullest extent permitted under the Laws and public policies of each jurisdiction in which enforcement is sought. The parties hereto agree that if any court determines that any provision of this Section 5.4 is unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision and, in reduced form, to enforce such provision. It is the intention of the parties that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this Section 5.4 in the jurisdiction of the court making such adjudication.


(b) For a period of 24 months beginning on the PI Closing Date, the Seller, nor its Affiliates, shall, directly or indirectly, solicit for employment or hire, either as an employee or a consultant, any employee or independent contractor of Purchaser who was an employee or independent contractor of the Seller as of the PI Closing Date to become an employee or consultant or otherwise provide services to any Competing Business.

(c) The parties acknowledge and agree that the restrictions contained in Sections 5.4(a) and (b) are a reasonable and necessary protection of the immediate interests of Purchaser, and any violation of these restrictions would cause substantial injury to Purchaser and that Purchaser would not have entered into this Agreement without receiving the benefit of Sections
5.4 (a) and (b). In the event of a breach or a Threatened breach by Seller or any Affiliate of Seller of these restrictions, Purchaser shall be entitled to an injunction restraining the Seller and any Affiliate from such breach or threatened breach; PROVIDED, HOWEVER, that the right to injunctive relief shall not be construed as prohibiting Purchaser from pursuing any other available remedies for such breach or threatened breach.

Section 5.5.	NO LIABILITY.

Seller shall protect and indemnify Purchaser and Parent from and neither the Purchaser nor the Parent shall assume, acquiesce, accede to or otherwise become liable for or with respect to, any liabilities or obligations of any kind or nature of the Seller or of the Knits Business which exist as of the PI Closing Date or arise from, accrue by reason of, or relate in any material way to, any contract, account, event or occurrence before the PI Closing Date. Without limiting the generality of the foregoing, the Purchaser and the Parent shall have no liability of any kind, whether direct or indirect, contingent or absolute, with respect to returns, warranty claims, charge-backs product liability claims or other adjustments, charges or claims with respect to goods or services sold or delivered by Seller or the Knits Business before the PI Closing Date. Seller shall protect and indemnify Purchaser and Parent from, and neither the Purchaser nor the Parent shall assume, acquiesce, accede to or otherwise become liable for or with respect to, any liabilities or obligations of any kind or nature of the Seller or of the Knits Business arise from, accrue by reason of, or relate in any material way to, the Knits Business inventory and arise from any contract, transaction, account, event or occurrence before the PII Closing Date which does not involve the Purchaser.

                                ARTICLE VI

CONDITIONS PRECEDENT & CONDITION SUBSEQUENT

Section 6.1.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT.

The obligations of Purchaser and Parent, as applicable, to purchase the Acquired Assets and to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the PI Closing Date, and the PII Closing Date, as the case may be, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Purchaser and Parent in their sole discretion):

(a) Representations, Warranties And Covenants. Each of the representations and warranties of the Seller contained in this Agreement or in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of Closing, except for representations and warranties that speak as of a specific date or time other than Closing (which need only be true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller at or prior to the contemplated Closing.

(b) Required Consents. The Seller shall have obtained, each in form and substance reasonably satisfactory to Purchaser in its sole and absolute discretion (i) all statutory and regulatory consents and approvals that may be required, (ii) all consents to assignments of Contracts, and (iii) all other consents and approvals of third Persons, which are necessary under applicable Law or contract to consummate the transactions contemplated at Closing and to permit Purchaser to conduct the Knits Business after Closing in the manner it was conducted as of the date of this Agreement.


(c) Documents. The Seller shall have delivered to Purchaser and Parent at Closing such other documents, certificates and other instruments as shall be reasonably necessary to transfer to Purchaser the PI Assets or the PII Assets, as the case may be, as contemplated by this Agreement.

(d) UCC Termination. The secured party under that certain UCC-1 Financing Statement, # _____________, in favor of Congress Financial Corporation (Western), shall have consented to the sale of the Phase I Assets and released any and all liens and security interests that it may have on such PI Assets and shall have filed a UCC Termination Statement with respect to the Phase II Assets and such security interests shall have terminated with respect to the Acquired Assets to be transferred at Closing.

(e) Funding. The Purchaser shall have obtained the necessary funds to pay the PII Purchase Price component of the Purchase Price on terms which the Purchaser, in its sole discretion, deems to be reasonable and acceptable. The Purchaser shall use its best efforts to obtain the necessary funding.

Section 6.2.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER.

The obligations of the Seller to sell the Acquired Assets and of the Seller to consummate the other transactions contemplated hereby are subject to the satisfaction, on or prior to the PI Closing Date and the PII Closing Date, as the case may be, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by the Seller in its sole discretion):

(a) Representations, Warranties and Covenants. Each of the representations and warranties of Purchaser and Parent contained in this Agreement or in any certificate, document or other instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any portion of any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified shall be true and correct in all respects. Purchaser and Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them at or prior to the contemplated Closing.

(b) Injunction; Litigation; Legislation. The Purchaser (i) shall not be subject to any order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) no action or proceeding shall have been instituted before any court or Government Authority to restrain or prohibit, or to obtain substantial damages from the Seller in respect of, the consummation of the transactions contemplated hereby, (iii) no action or proceeding shall have been Threatened to restrain, enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation into the consummation of the transactions contemplated hereby, or no such investigation shall have been commenced, and (iv) no statute, rule or regulation shall have been promulgated or enacted by any Government Authority which would prevent or make illegal the consummation of the transactions contemplated hereby.

(c) Documents. Purchaser and Parent shall have delivered all the certificates, instruments, contracts and other documents required to be delivered by it hereunder.

Section 6.3	CONDITION SUBSEQUENT.

(a) Sales Guarantee: In the event the actual net sales of the Purchaser's newly formed knit division do not reach $10,000,000 during the 18 month period following the PI Closing Date, any remaining unpaid principal balance of the Purchase Note II shall be reduced by an amount equal to the sum of $1.5 million less 10% of the net sales of the Purchaser during the 18 month period following the PI Closing Date.

(b) Inventory Evaluation: During the 24 month period following the PI Closing, if the aggregate value of the Inventory purchased from the Seller that has not been sold by Purchaser or its affiliates is reduced as a result of an adjustment required by the Purchaser's outside independent auditors, the Seller shall forfeit back to the Company the Common Stock with a value equal to the
required adjustment.     The value of the Common Stock forfeited shall be
determined based upon the average of the closing sale price as reported by Nasdaq for the last 5 trading days in the quarter for which the adjustment is made. If there is no balance remaining on the Purchase Note, Purchaser will have no further recourse against Seller as a result of any such inventory adjustment.


                                  ARTICLE VII

REGISTRATION RIGHTS

Section 7.1.	PIGGYBACK RIGHTS.

(a) From the Closing Date until the third anniversary of the Closing Date, each time Parent proceeds with the actual preparation and filing of a registration statement under the Securities Act of 1933 in connection with the proposed offer and sale for money of any shares of Common Stock (other than a registration statement on Form S-4 or Form S-8), Parent will give written notice to Seller of its intended filing thirty (30) days prior to the filing date. The Seller shall then have five (5) business days following receipt of Parent's notice to submit a written request to Parent specifying the number of Consideration Shares the Seller wishes to have registered (the "Registration Request"). Parent will, except as herein provided, use its best efforts to cause that number of Consideration Shares specified in the Seller's Registration Request to be included in such registration statement; PROVIDED, HOWEVER, that (i) nothing herein shall prevent Parent from, at any time, abandoning or delaying any such registration initiated by it; (ii) if Parent determines not to proceed with a registration after the registration statement has been filed with the SEC, Parent shall complete the registration for the benefit of the Seller if the Seller wishes to proceed with a public offering of its shares of Common Stock and the Seller agrees to bear all expenses incurred by Parent as the result of such registration after Parent has decided not to proceed; (iii) Parent's obligations under this Section 7.1 shall only apply to the Consideration Shares; and (iv) for purposes of this sentence, the use by Parent of best efforts shall not require Parent to reduce the amount or sale price of the securities it proposes to distribute for its own account. If any registration pursuant to this Section 7.1 shall be underwritten in whole or in part, Parent may require that the shares of Common Stock requested for inclusion pursuant to this Section 7.1 be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through the underwriters.

(b) In connection with any underwritten registration under this Section 7.1, Parent may enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this Section 7.l, if in the opinion of the managing underwriter the inclusion of shares of Common Stock owned by the Seller in a registration statement would reduce the amount or sale price of the other securities to be included in such registration, after excluding all shares of Common Stock which are not (i) being offered by Parent for its own account or (ii) subject to a contractual registration right, the underwriter may limit the number of shares of Consideration Shares to be included in the registration and underwriting under this Section 7.1; PROVIDED, that Consideration Shares subject to registration under this Section 7.1 may be excluded from registration only on a pro rata basis with all other shares of Common Stock subject to contractual registration rights, and no shares of Common Stock being offered by Parent for its own account may be excluded.

Section 7.2.	REGISTRATION PROVISIONS.

(a) If and whenever Parent is required by the provisions of Section 7.1(a) to effect the registration of Consideration Shares under the Securities Act of 1933, Parent will:

(i) subject to the terms and conditions of this Article VII, prepare and file with the SEC a registration statement with respect to such shares of Common Stock, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such shares of Common Stock, not to exceed six months;

(ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such shares of Common Stock, not to exceed six months;

(iii) furnish to the Seller such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Seller may reasonably request in order to facilitate the public offering of such shares of Common Stock;

(iv) prepare and promptly file with the SEC and promptly notify the Seller of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such shares of Common Stock is required to be delivered under the Securities Act of 1933, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v) advise the Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or the initiation or threat of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

The Seller, upon receipt of any notice from Parent of the occurrence of any event of the kind described in Section 7.2(a)(iv) or (v), will forthwith discontinue disposition of the Consideration Shares until the Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.2(a)(iv) or until it is advised in writing by Parent that the use of the prospectus may be resumed and Seller has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by Parent, the Seller will deliver to Parent all copies, other than permanent file copies then in the Seller's possession, of the prospectus required to be supplemented or amended or subject to the stop order.

Section 7.3.	COSTS AND EXPENSES.

Except as otherwise provided in Section 7.1 with respect to a registration terminated by Parent, Parent shall bear the following fees, costs and expenses in connection with its obligations under this Article VII: all registration, filing and NASD fees, printing expenses, all internal Parent expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which shares of Common Stock to be offered are to be registered or qualified. Seller shall pay all fees and disbursements of its counsel and accountants, underwriting discounts and commissions and transfer taxes applicable to the Consideration Shares and any other expenses incurred by Seller not expressly made the responsibility of the Parent in this Section 7.3.

Section 7.4.	INDEMNIFICATION.

(a) Parent shall indemnify and hold harmless the Seller, and each person, if any, who controls the Seller within the meaning of the Securities Act of 1933, from and against any and all loss, damage, liability, cost and expenses to which the Seller or any such controlling person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by Parent pursuant to Section 7.1 which covers the sale or resale of Consideration Shares, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Parent shall not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Seller or such controlling person.

(b) The Seller shall jointly and severally indemnify and hold harmless Parent and any underwriter (as defined in the Securities Act of 1933) for Parent, and each person, if any, who controls Parent or such underwriter within the meaning of the Securities Act of 1933 from and against any loss, damage, liability, cost or expense to which Parent or any such underwriter or controlling person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in any registration statement filed by Parent pursuant to Section 7.1 which covers the sale or resale of Consideration Shares of Seller, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Seller for inclusion in such registration statement, prospectus or amendment or supplement thereto.

                             ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.1.	SURVIVAL.

All of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate, document or other instrument delivered in connection with this Agreement shall survive (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties in or made in Articles III and IV (excluding however sections 3.1, 3.2, 3.3(a), (b), (c), and (h), 3.6, 3.7, 3.8,
3.10, 3.11, 3.12 and 4.1) of this Agreement and the related indemnity obligations set forth in this Article VIII shall terminate on, and no claim or Action with respect thereto may be brought except as provided below, after the date which is 18 months immediately subsequent to the PII Closing Date, or if the PII Closing never occurs, the PI Closing Date ("18 Month Expiration
Date").  The representations and warranties contained in Sections 3.1, 3.2,
 3.3(a), (b), (c), and (h), 3.6, 3.7, 3.8, 3.10, 3.11, 3.12 and 4.1 and the
indemnity obligations for breach of such representations and warranties as well as the covenants and agreements contained in Section 5.5 and the indemnity obligations of Seller with respect thereto shall survive until expiration of the applicable statute of limitations. The liability of any party with respect to any breach of representations and warranties which expire on the 18 Month Expiration Date shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice setting forth the facts upon which the claim for indemnification is based and, if possible, a reasonable estimate of the amount of the claims, prior to the 18 Month Expiration Date.

Section 8.2	INDEMNIFICATION.

The Seller shall indemnify Purchaser and Parent, and Purchaser and Parent shall indemnify the Seller, as set forth below:

(a) Subject to Section 8.1, the Seller hereby agrees to indemnify and hold harmless Purchaser and its directors, officers, employees, and agents (collectively, the "Purchaser Indemnified Persons") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (including any reasonable Legal Expenses) (collectively, "Losses") based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty of the Seller contained in or made pursuant to
Article III of this Agreement (notwithstanding anything to the contrary contained in this Agreement, to determine if there had been an inaccuracy or breach of a representation or warranty of the Seller and the Losses arising from such inaccuracy or breach, such representation and warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect), (ii) the breach by the Seller of, or the failure by the Seller to perform any of its covenants or other agreements with Purchaser contained in this Agreement, (iii) the failure to comply with any regulatory requirements, or any material Contracts or licenses in connection with the transactions contemplated hereby, and (iv) any and all liabilities or obligations described in Section 5.5.

(b) Subject to Section 8.1, the Seller hereby agrees to indemnify and hold harmless Parent and its directors, officers, employees, and agents (collectively, the "Parent Indemnified Persons") for, from, and against all Losses based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty of the Seller contained in or made pursuant to Sections 3.1, 3.6, 3.7 and 3.8 of this Agreement, (ii) the breach by the Seller of, or the failure by the Seller to perform any of its covenants or other agreements with Parent contained in this Agreement, and (iii) any and all liabilities or obligations described in Section 5.5.

(c) Subject to Section 8.1, Purchaser hereby agrees to indemnify and hold harmless the Seller and its officers, directors, employees, agents and Affiliates (collectively, the "Seller Indemnified Persons") for, from and against any Losses based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty with respect to Purchaser contained in or made pursuant to this Agreement, (ii) the breach by Purchaser of, or failure by Purchaser to perform, any of its covenants or other agreements contained in this Agreement.

(d) Subject to Section 8.1, Parent hereby agrees to indemnify and hold harmless the Seller Indemnified Persons for, from and against any Losses based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach of any representation or warranty with respect to Parent contained in or made pursuant to this Agreement, (ii) the breach by Parent of, or failure by Parent to perform, any of its covenants or other agreements contained in this Agreement.

(e) If any Purchaser Indemnified Person, on the one hand, or any Seller Indemnified Person, on the other hand (the "Indemnified Party"), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any Action which could give rise to an obligation on the part of Seller, on the one hand, or Purchaser or Parent, on the other hand, other than a Third Party Indemnification Claim (as defined below), to provide indemnification (the "Indemnifying Party") pursuant to this Section 8.2, the Indemnified Party shall promptly give the Indemnifying Party notice thereof (the "Indemnification Claim"); PROVIDED, HOWEVER, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party, actually damages the Indemnifying Party.

(f) In the event of a claim, a potential claim or the commencement of any Action by a third party which could give rise to an obligation to provide indemnification pursuant to this Article VIII, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof (the "Third Party Indemnification Claim"), but in any event not later than 15 calendar days after receipt of notice of such third party claim; PROVIDED, HOWEVER, that the failure of the Indemnified Party to so notify the Indemnifying Party within such 15-day period shall not prevent any Indemnified Party from being indemnified for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party actually damages the Indemnifying Party or materially prejudices the Indemnifying Party's ability to defend against such claim.

(g) Any Indemnification Claim or Third Party Indemnification Claim shall describe the claim for which indemnity is sought in reasonable detail. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 days after receipt of the Third Party Indemnification Claim that the Indemnifying Party accepts responsibility to indemnify and hold harmless the Indemnified Party therefore and within such 15-day period demonstrates to the Indemnified Party's reasonable satisfaction that, as of such time, the Indemnifying Party has sufficient financial resources to indemnify for the full amount of any potential liability in connection with such claim, then the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and with such Indemnifying Party's own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects to compromise or defend any such third party claim and satisfies the requirements set forth above, such Indemnifying Party shall within 15 days (or sooner, if the nature of the asserted third party claim so requires) notify the Indemnified Party of such Indemnifying Party's intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such third party claim; PROVIDED, HOWEVER, that (i) the Indemnified Party may, if such Indemnified Party so desires, employ counsel at such Indemnified Party's own expense to assist in the handling (but not control the defense) of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of its or his Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such action), unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such third party claim and includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. notwithstanding anything contained herein to the contrary, the Indemnifying Party shall not be entitled to have sole control over (and if it, he or she so desires, the Indemnified Party shall have sole control over) the defense, settlement, adjustment or compromise of (i) any third party non-monetary claim that seeks an order, injunction or other equitable relief against any Indemnified Party or its Affiliates which, if successful, is reasonably likely to interfere with the business, assets, liabilities, obligations, prospects, financial condition or results of operations of the Indemnified Party or any of its Affiliates and (ii) any matter relating to or affecting Taxes of the Purchaser or any of its Affiliates. If the Indemnifying Party elects not to compromise or defend against the asserted liability, or fails to notify the Indemnified Party of its, his or her election as herein provided, the Indemnified Party may, at the Indemnifying Party's expense, pay, compromise or defend against such asserted liability and seek indemnity from the Indemnifying Party then or at any time until one year after the date a determination or settlement of such liability becomes final. In connection with any defense of a third party claim (whether by the Indemnifying Parties or the Indemnified Parties), all of the parties shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a party hereto in connection therewith.

(h) Notwithstanding any other provision herein to the contrary, no Indemnifying Party shall be required, pursuant to Sections 8.2(a)(i), 8.2(b)(i), 8.2(c)(i), and 8.1(d)(i) to indemnify and hold harmless Purchaser until the aggregate amount of the Indemnified Party's Losses exceeds $100,000, after which the Indemnifying Party shall be obligated for all Losses in excess of $50,000 and
(ii) the cumulative aggregate indemnity obligations of the Indemnifying Party under each of Sections 8.2(a)(i), 8.2(b)(i), 8.2(c)(i) and 8.2(d)(i) shall in no event exceed an amount equal to the aggregate Purchase Price delivered to Seller for the Phase I Assets and the Phase II Assets, net of any reduction taken by Purchaser in accordance with Section 6.3.

(i) If any Indemnified Party becomes entitled to any indemnification from an Indemnifying Party pursuant to this Agreement, such indemnification payment shall be made in cash upon demand. In that connection, Purchaser shall have the right to setoff against any remaining balance of the Purchase Note II any Losses, as such Losses accrue, with respect to any Indemnification Claim of Purchaser as the Indemnified Party against Seller as the Indemnifying Party.

                               ARTICLE IX

MISCELLANEOUS

Section 9.1.	COUNTERPARTS.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed in full. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 9.1, provided that receipt of copies of such counterparts is confirmed.

Section 9.2.	GOVERNING LAW.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of California without regard to the choice of law principles thereof.

(b) Any legal action or proceeding with respect to this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or any matters arising out of or in connection with this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or otherwise, and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of California or the United States of America for the Central District of California and, by execution and delivery of this Agreement, the Seller, Purchaser and Parent each hereby submits itself and its property, generally and unconditionally, to the jurisdiction of the aforesaid courts and appellate courts thereof. The Seller, Purchaser and Parent each irrevocably consents to service of process in any Action in any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to the Seller, Purchaser and Parent, as the case may be, at their respective addresses referred to in Section 9.5. The Seller, Purchaser and Parent each hereby irrevocably waives any objection which such Person may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement and the other instruments and documents contemplated hereby to be executed and delivered by any of the parties hereto, or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable Law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law. The foregoing consents to jurisdiction and appointments of agents to receive service of process shall not constitute general consents to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement. Nothing herein shall limit the jurisdiction or authority of any other courts of competent jurisdiction to adjudicate claims or disputes arising with respect to this Agreement, including without limitation matters arising with respect to Section 5.4 of this Agreement.

(c) To the extent that any of the Seller, Purchaser or Parent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or to such Person's property, the Seller, Purchaser and Parent hereby irrevocably waives such immunity in respect of such Person's obligations with respect to this Agreement.

Section 9.3.	ENTIRE AGREEMENT; NO THIRD PARTY  BENEFICIARY.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns permitted hereby), other than the Indemnified Parties under Article VIII, any rights or remedies hereunder.

Section 9.4.	EXPENSES.

Whether or not the purchase and sale of the Acquired Assets are consummated, each party incurring costs and expenses shall pay all of its own Legal Expenses, investment banking fees and all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

Section 9.5.	NOTICES.

All notices and other communications hereunder shall be in writing and given by certified or registered mail, overnight delivery service such as Federal Express, telecopy (or like transmission) or personal delivery against receipt to the party to whom it is given at such party's address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by telecopy or like transmission (with receipt confirmed), on the next business day when sent by overnight delivery service or five days after the date so mailed.

If to the Seller:

	Azteca Production International, Inc.
	5804 E. Slauson Ave
	Commerce, CA  90040

	Attn:  Deborah Greaves
	Fax Number :  (323) 728-1641

If to Purchaser or Parent:

      Innovo Group Inc.
	2633 Kingston Pike, Suite 100
      Knoxville, TN  37919

      Attn:  Jay Furrow
	Fax Number:  (865) 546-1630

Section 9.6.	SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and Permitted Assigns(as defined below); PROVIDED, HOWEVER, that no party hereto may assign his, her or its rights or delegate his, her or its obligations, in whole or in part, under this Agreement without the prior written consent of the other parties hereto, except that Purchaser may assign any or all of its rights and obligations under this Agreement to Parent or any of its Affiliates and Seller may assign its rights to the Consideration Shares, the Purchase Note and the PII Purchase Price to Commerce Investment Group, LLC and to Congress Financial Corporation (Western) ("Congress") in accordance with the terms of the Consent and Lien Release dated
August 24, 2001 between Congress and Seller ("Permitted Assigns)".   Any
assignment in violation of this Agreement shall be null and void ab initio.

Section 9.7.	HEADINGS.

The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 9.8.	AMENDMENTS AND WAIVERS.

This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

Section 9.9.	INTERPRETATION; ABSENCE OF PRESUMPTION.

(a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions. Items or information may be disclosed in the Schedules hereto which the Seller is not required to disclose under the Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligation under the Agreement. In addition, inclusion of such information herein shall not be construed as an admission that such information is "material" for any purpose.

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

(c) Information contained in any one Schedule provided pursuant to Article II shall suffice, without repetition or cross-reference, as a disclosure of such information in any other Schedule provided or to be provided pursuant to
Article II if the disclosure in the first such Schedule is sufficient on its face without further inquiry to reasonably inform Parent and Purchaser of the information required to be disclosed in such other such Schedule in order to avoid a breach under the Agreement.

Section 9.10.	SEVERABILITY.

Any provision hereof which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof, PROVIDED, HOWEVER, that the parties shall attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 9.11.	SPECIFIC PERFORMANCE.

Each of the parties hereto acknowledges that each of the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by the other party or parties in accordance with its terms and therefore each party hereto agrees that each other party shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages).

Section 9.12.	FURTHER ASSURANCES.

(a) From time to time after the Closing Date, upon the reasonable request of Purchaser or Parent or Seller, a party hereto shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as may be reasonably requested in order more effectively to consummate the transactions contemplated hereby.

Section 9.13.	BUSINESS  DAYS.

If any date provided for in this Agreement shall fall on a day, which is not a Business Day, the date provided for shall be deemed to refer to the next Business Day.


Section 9.14.	BULK TRANSFER.

The parties hereto hereby waive compliance with the provisions of any applicable bulk sales Law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

Section 9.15.	TRANSFER AND OTHER TAXES.

Any and all sales and use, transfer, conveyance, recordation and filing fees, Taxes or assessments (other than income Taxes), including fees in connection with the recordation of instruments related thereto, applicable to, imposed upon or arising out of the sale, assignment, conveyance and transfer to Purchaser of the Knits Business and the Acquired Assets as contemplated by this Agreement, shall be borne by the Seller, and the parties agree to cooperate in securing any available exemptions from any such transfer Taxes.

Section 9.16.	TERMINATION.

(a)  This Agreement may be terminated at any time prior to any Closing Date by
(i) the written consent of all of the parties hereto or (ii) any party hereto, if the Closing has not occurred by the close of business on November 30, 2001.

(b) In the event of termination of this Agreement pursuant to this Section 9.16, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of this Section 9.16 and of Sections 5.11 and 9.4 shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement occurring prior to such termination.

Section 9.18	COVENANT OF PARENT.

Parent will cause Purchaser to perform its obligations under this Agreement.

Section 9.21	ACCESS.

Parent and Purchaser were provided access to certain books, records and other information of the Seller; HOWEVER, neither Parent nor Purchaser makes any representation, warranty, agreement or acknowledgement as to the adequacy or sufficiency of such access, and neither Parent nor Purchaser waives or in any way diminishes its rights and remedies at law and in equity, under this Agreement or otherwise, as a result of such access or as a result of such books, records and other information.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

INNOVO GROUP INC., a Delaware corporation

By:  /s/ Samuel J. Furrow, Jr.
     -------------------------
     Samuel J. Furrow, Jr.

Its: President
     ---------

INNOVO APPAREL, INC., a California corporation

By: /s/ Samuel J. Furrow, Jr.
    -------------------------
    Samuel J. Furrow, Jr.

Its: President
     ---------

AZTECA PRODUCTION INTERNATIONAL, INC., a
California corporation

By: /s/ Deborah Greaves
    -------------------
    Deborah Greaves

Its: Vice President
     --------------




                                     Exhibit A

DEFINITIONS

"Action" shall mean any actual or Threatened lawsuit, litigation, action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.

"Affiliate" shall mean, with respect to any Person, any other Person that controls or is controlled by or is under common control with, such Person as determined in accordance with Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

"Acquired Assets" means the Phase I and Phase II Assets.

"Business Day" shall mean a day other than Saturday, Sunday or any other day which commercial banks in New York, New York are authorized or required by law to close.

"Closing" shall mean the Phase I Closing and the Phase II Closing. In the event the Phase II Closing does not occur, then "Closing" shall refer only to the Phase I Closing.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

"Contracts" shall mean those contracts, agreements, supplier and vendor arrangements or agreements, confidentiality agreements, employment agreements, covenants not to compete, licenses, commitments, purchase orders, work orders and all other agreements or arrangements which pertain to the Knits Business.

"Employees" shall mean all current employees, former employees and retired employees of the Knits Business employed out of Seller's Los Angeles location, but shall not inlcude any current, former or retired employees of PDS.

"Encumbrances" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, voting and other restrictions, rights-of-way, easements, options, encroachments and any other similar matters affecting title.

"Environmental Laws" shall mean all U.S., and with respect to PDS all Mexican, federal state and local statutes, codes, regulations, rules, ordinances, policies, decrees, guidelines, orders or decisions, including the common law, relating to (a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Material, (c) liability for personal injury or property damage arising out of the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling, emission, discharge, release, threatened release, or presence of Hazardous Materials on real property owned, leased or used by the Seller,
(d) remediation, reclamation or restoration of real property (whether or not owned, leased or used by the Seller), and (e) workplace health and safety and protection of employees from workplace hazards.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

"ERISA Affiliate" shall mean any entity, which is treated as a single employer with the Seller under Section 414(b), (c), (m) or (o) of the Code.

"GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

"Government Authority" shall mean any foreign or United States federal or state (or any subdivision thereof), agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

"Hazardous Materials" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, flammable, explosive, toxic, radioactive or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Law; including, by way of example only, petroleum, petroleum products, crude oil or any fraction thereof, urea formaldehyde, PCBs, pesticides, herbicides, asbestos, slag, acids, metals, solvents, and waste water.

"Intellectual Property " shall mean all of the following rights, assets and property which, as of the Phase I Closing Date, were used, acquired or developed by Seller primarily for the Knits Business or which relate primarily to the Knits Business or any of its products or product lines: (i) all patents, copyrights, trademarks, service marks, trade identification, logos, trade dress, trade names, product names, copyrights, formulae, processes, procedures, designs, art work, ideas, strategic and other business plans, research records, inventions, records of inventions, test information, technical information, engineering data, trade secrets, research and marketing know-how and data, manufacturing or production processes, proprietary information (including without limitation proprietary software algorithms and designs), confidential business information, mask work rights, database rights, publicity rights, privacy rights and other rights of a similar ature for which legal protection, statutory, common law or otherwise, may be obtained in the United States and/or any other country or jurisdiction, together with all related manuals, books, files, journals, models, instructions, patterns, drawings, blueprints, plans, designs, specifications, equipment lists, parts lists, descriptions, data, UPC codes, RN numbers, Software, computer programs and related documentation and source code data related thereto including all current and historical data bases, all license agreements, rights of use, rights to royalties or other payments with respect thereto or arising therefrom and any and all such rights arising from Contracts; (ii) all pending applications to register or otherwise obtain legal protection for any of the foregoing; (iii) all rights to make application in the future to register or otherwise obtain legal protection for any of the foregoing; (iv) all rights of priority under national laws and international conventions with respect to any of the foregoing; (v) all continuations, continuations-in-part, divisions, renewals, extensions, patents of addition, reexaminations, or reissues of any of the foregoing and all related applications therefor; (vii) all goodwill associated with any of said trademarks, service marks, trade identification, trade dress and trade names; and (vii) all rights to sue with respect to future infringements of any of the foregoing.

"IRS" shall mean the Internal Revenue Service.

"Knits Business" shall mean Seller's business of designing, manufacturing, wholesaling and marketing of men's and women's knit apparel products for the consumer market and all lines of business and products primarily related thereto.

"Knowledge" when used with respect to the Seller, shall mean the actual and constructive (based on what a reasonable person in the position of the Seller should know) knowledge of the management of the Seller.

"Law" or "Laws" shall mean any statute, code, ordinance, decree, rule, regulation, policy, standard, municipal by-laws, or other requirement of any Government Authority, any administrative, ministerial, departmental or regulatory decision, ruling, or decree or or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

"Legal Expenses" shall mean the reasonable fees, costs and expenses of any kind incurred by any Person indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

"Material Adverse Effect" shall mean a material adverse effect on the (i) business, results of operation or financial condition of the Seller, the Knits Business or the Acquired Assets, taken as a whole or (ii) ability of the Seller to perform its obligations under this Agreement.

"Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, or other form of business or legal entity or Government Authority.

"Phase I Assets" shall mean all of the following rights, assets and property which, as of the Phase I Closing Date, were used, acquired, or developed by Seller primarily for the Knits Business or primarily relate to the Knits Business or any of its products or product lines: (a) all Contracts, contract rights, regulatory licenses and permits, goodwill, including without limitation, all right, interest and title in and to open purchase orders for products designed, manufactured, distributed or marketed by the Knits Business as of the Phase I Closing Date, all customer lists, prospect lists, supplier lists, employee rolls and account base information; (b) all Intellectual Property; (c) all forms, designs, drawings, screens, patterns, photographs, film, art, artwork libraries, labels, shipping materials, advertising and promotional materials, plats, architectural plans, drawings and specifications, new product development materials, creative materials, and other items of tangible personal property which comprise, are derivations of, arise from, are related to or evidence Intellectual Property; (d) all of the books, records, ledgers, files, documents (including originally executed copies of written contracts, customer and supplier lists), forms, lists, studies, reports, sales and purchase records and correspondence, books of account and records relating to the employees, quality control records and procedures, manuals and warranty information, research and development files, in each case, whether in hard copy or magnetic format, environmental compliance records, personnel records, parts lists, and other written materials relating to the Knits Business.

"Phase II Assets" means the Knits Business's inventory to include finished goods, raw materials and goods held for sale or to be furnished under the outstanding purchase orders and other inventories owned, used or held for use by the Knits Business as of the Phase II Closing Date.

"Relative" of a Person shall mean such Person's spouse, such Person's parents, sisters, brothers, children and the spouses of the foregoing and any member of the immediate household of such Person.

"Returns" shall mean all returns, declarations, and statements, forms or other documents required to be filed with or supplied to any Taxing Authority.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities Act of 1933" shall mean the United States Securities Act of 1933, as amended, or any successor Law, and regulations and rules issued by the SEC pursuant to that act or any successor Law.

"Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as amended, or any successor Law, and regulations and rules issued by the SEC pursuant to that act or any successor Law.

"Tax" or "Taxes" shall mean (a) all taxes (whether federal, state, county or local), fees, levies, customs duties, assessments or charges of any kind whatsoever, including gross income, net income, gross receipts, profits, windfall profits, sales, use, occupation, value-added, AD VALOREM, transfer, license, franchise, withholding, payroll, employment, excise, estimated, stamp, premium, capital stock, production, net worth, alternative or add-on minimum, environmental, business and occupation, disability, severance, or real or personal property taxes imposed by any Taxing Authority together with any interest, penalties, or additions to tax imposed with respect thereto and (b) any obligations under any tax sharing, tax allocation, or tax indemnity agreements or arrangements with respect to any Taxes described in clause (a) above.

"Taxing Authority" shall mean any Government Authority having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

"UCC" shall mean the Uniform Commercial Code, as amended, and any successor thereto.

"Territory" shall mean the United States of America, Canada, Mexico, the United Kingdom, France, Spain, Italy, and Germany.

"Threatened" shall mean, as to a Person, that such Person has Knowledge that a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing) that a claim, proceeding, dispute, action, or other matter may be asserted, commenced, taken, or otherwise pursued in the future against such Person.


EXHIBIT 1.1(b)(1)

                           PROMISSORY NOTE I

$2,600,000.00
                                                       Commerce, California
                                                      as of August __, 2001

  FOR VALUE RECEIVED, Innovo Apparel, Inc., a California corporation ("Maker") promises to pay to the order of Azteca Production International, Inc., a California corporation ("Noteholder"), without further demand, at such location as Noteholder may designate, the sum of Two Million Six Hundred Thousand Dollars and no/100 ($2,600,000.00), in accordance with the following terms:

a. Equal payments of principal and accrued interest are due on the 10th day of every month in accordance with the schedule attached to this Promissory Note as Exhibit A;

b. The principal amount shall bear interest at the rate of 8% compounded annually;

c. All sums due hereon are payable in lawful money of the United States.

  Notwithstanding anything contained herein to the contrary, any unpaid principal shall bear interest at the rate of 10% per annum following default in payment if not paid within ten days after written demand for payment.

  If any holder of this Note shall institute any action for the enforcement or collection of this Note, there shall be due from Maker all costs and expenses of such action, including, but not limited to, reasonable attorneys' fees, and said holder of this Note may take judgment for the entire amount due.

Notwithstanding any other provision of this Note, Maker shall have the right at any time of from time to time to prepay any or all of the unpaid principal balance of this Note, any or all of the interest due pursuant to the terms of this Note, or any combination of principal and interest, without bonus, penalty or payment of unearned interest.

  The provisions and covenants contained herein shall inure to and be binding upon the successors, transferees, heirs and assigns of the parties hereto.

  Notwithstanding anything to the contrary provided above, the principal portion of payments due hereunder may be extended in accordance with the provisions of Section 1.3 (b) of that certain Asset Purchase Agreement by and among Maker, Noteholder and Innovo Group, Inc, ("Asset Purchase Agreement") dated August 16, 2001.

  This Note shall be governed by the internal laws of the State of California and the laws of the United States applicable to transactions within said State

MAKER:     Innovo Apparel, Inc.



By:________________________________
Name:

EXHIBIT 1.1 (b)(2)
                                      PROMISSORY NOTE II


$1,000,000.00
                                                          Commerce, California
                                                          as of August __, 2001

  FOR VALUE RECEIVED, Innovo Apparel, Inc., a California corporation ("Maker") promises to pay to the order of Azteca Production International, Inc., a California corporation ("Noteholder"), without further demand, at such location as Noteholder may designate, the sum of One Million Dollars and no/100 ($1,000,000.00), in accordance with the following terms:

a. Equal payments of principal and accrued interest are due on the 10th day of every month in accordance with the schedule attached to this Promissory Note as Exhibit A;

b. The principal amount shall bear interest at the rate of 8% compounded annually;

c.  All sums due hereon are payable in lawful money of the United States.

  Notwithstanding anything contained herein to the contrary, any unpaid principal shall bear interest at the rate of 10% per annum following default in payment if not paid within ten days after written demand for payment.

  If any holder of this Note shall institute any action for the enforcement or collection of this Note, there shall be due from Maker all costs and expenses of such action, including, but not limited to, reasonable attorneys' fees, and said holder of this Note may take judgment for the entire amount due.

  Notwithstanding any other provision of this Note, Maker shall have the right at any time of from time to time to prepay any or all of the unpaid principal balance of this Note, any or all of the interest due pursuant to the terms of this Note, or any combination of principal and interest, without bonus, penalty or payment of unearned interest.

  The provisions and covenants contained herein shall inure to and be binding upon the successors, transferees, heirs and assigns of the parties hereto.

  Notwithstanding anything to the contrary provided above, this Note shall be subject to setoffs and reductions as provided in Sections 1.3(b), 1.6, 6.3 and 8.2(h) of that certain Asset Purchase Agreement by and among Maker, Noteholder and Innovo Group, Inc, ("Asset Purchase Agreement") dated August 16, 2001. In addition, the principal portion of payments due hereunder may be extended in accordance with the provisions of Section 1.3 (b) of the Asset Purchase Agreement.

  This Note shall be governed by the internal laws of the State of California and the laws of the United States applicable to transactions within said State




MAKER:     Innovo Apparel, Inc.



By:________________________________
Name:
Title:

Exhibit 3.12

                                 FINANCIAL STATEMENTS

Intentionally left blank
Schedule 2.1

                                  HIRING OF EMPLOYEES

Intentionally left blank
Schedule 3.1(a)

                                      CONFLICTS

None

Schedule 3.3(c)

                                CONSENT REQUIREMENTS

Congress Financial Corporation (Western)

Schedule 3.5(a)

                                CURRENT EMPLOYEE LIST


Intentionally left blank


Schedule 3.5(b)

                               EMPLOYEE BENEFIT PLANS

Intentionally left blank

Schedule 3.9

                                       TAXES

None